                                                                    EXHIBIT 1.1

                                2,000,000 Shares

                        SteriGenics International, Inc.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                              February __, 1998



PAINEWEBBER INCORPORATED
PIPER JAFFRAY INC.
  As Representatives of the
  several Underwriters
c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York 10019


Ladies and Gentlemen:

         SteriGenics International, Inc., a Delaware corporation (the "Company") and certain stockholders of the Company named in Schedule II (the "Selling Stockholders"), propose to sell an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock") of which 575,000 shares are to be issued and sold by the Company and an aggregate of 1,425,000 shares are to be sold by the Selling Stockholders in the respective amounts set forth opposite their respective names in Schedule II, to you and to the other underwriters named in Schedule I (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). Certain Selling Stockholders have also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 300,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

         The public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company, the Selling Stockholders and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the
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Representatives and shall specify such applicable information as is indicated
in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

         Each Selling Stockholder has executed and delivered a Custody Agreement and a Power of Attorney in the form attached hereto as Exhibit B (collectively, the "Agreement and Power of Attorney") pursuant to which each Selling Stockholder has placed his Firm Shares in custody and appointed the persons designated therein with authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

         The Company and the Selling Stockholders confirm as follows their respective agreements with the Representatives and the several other Underwriters.

1.       Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions of this Agreement, the Company and each of the Selling Stockholders, severally and not jointly, agree to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders at the purchase price per share for the Firm Shares to be agreed upon by the Representatives, the Selling Stockholders and the Company in accordance with Section 1(c) or 1(d) hereof and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof. Schedule I may be attached to the Price Determination Agreement.

(b) Subject to all the terms and conditions of this Agreement, certain Selling Stockholders grant the Option to the several Underwriters to purchase, severally and not jointly, up to 300,000 Option Shares from such Selling Stockholders at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus (as hereinafter defined), upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to such Selling Stockholders no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, such Selling Stockholders will sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm

Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

(c) The public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, if the Company has elected to rely on Rule 430A (as hereinafter defined). In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement (as hereinafter defined) becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that
Section 6 shall remain in effect.

(d) If the Company has elected not to rely on Rule 430A, the public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement containing such per share price information shall be filed before the Registration Statement becomes effective.

2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 against payment of the purchase price by Federal Reserve Funds check payable in immediately available funds to the order of the Company and to [___], on behalf of each of the Selling Stockholders. Such payment shall be made at 10:00 a.m., New York City time, on February __, 1998 or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

         To the extent the Option is exercised, delivery of the Option Shares against payment to, or for the account of, the Selling Stockholders by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

         Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company or to the Selling Stockholders, as the case may be. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company or the Selling Stockholders, as the case may be, agree to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

         The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares by the Company to the respective Underwriters shall be borne by the Company. The cost of tax stamps, if any, in connection with the sale of the Firm Shares and the Option Shares by the Selling Stockholders shall be borne by

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the Selling Stockholders.  The Company and the Selling Stockholders will pay and save each Underwriter and any subsequent holder of the Firm Shares or the Option Shares, as the case may be, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares or the Option Shares, as the case may be.

3.       Representations and Warranties of the Company.

         The Company represents, warrants and covenants to each Underwriter that:

(a) A registration statement (Registration No. 333-_______) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

(b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus under the caption "Underwriting" constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

(c) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, except with such exceptions as are not material and do not materially interfere with the current and proposed use of such assets by the Company and each of its Subsidiaries. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever, except such liens, encumbrances and claims in connection with financing arrangements set forth in the Registration Statement and the Prospectus. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws of the

Company and each of its Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

(d) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Prospectus and except for options issued after the Effective Date, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

(e) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial information included in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young LLP (the "Accountants") who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

(f) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than the issuance of Common Stock upon the exercise of stock options), or in the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions outside the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein and
(iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(h) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

(i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to materially and adversely affect the Company and its Subsidiaries taken as a whole.

(j) The Company and each of its Subsidiaries has, and will at all times prior to the Closing Date have had, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, except to the extent that the failure to obtain or file such license, permit, consent, order, approval or other authorization would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected that is material to the Company and its Subsidiaries, taken as a whole. To the best knowledge of the Company and each of its Subsidiaries, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation or by-laws or comparable instruments.

(k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

(l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

(m) The Company and each of its Subsidiaries has good title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

(n) There is no document or contract or other agreement of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts or other agreements to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

(o) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

(p) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, except for such rights that have been waived.

(r) The Shares are duly authorized for listing, subject to official notice of issuance, on The Nasdaq National Market.

(s) The Company and its Subsidiaries are in compliance in all material respects with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no material labor dispute with any employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent or threatened; and none of the executive officers of the Company has actual knowledge of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, customers, manufacturers or contractors that could reasonably be expected to result in a material adverse effect on the earnings, business, properties, financial condition or operations of the Company and its Subsidiaries, taken as a whole.

(t) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names (collectively, "patent and proprietary rights") presently employed by them or which are necessary in connection with the conduct of the business now operated by them, and neither the Company nor any of its Subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its Subsidiaries that could reasonably be expected to result in any material adverse effect upon the Company and its Subsidiaries, taken as a whole.

(u) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

(v) The Company has complied, and until the completion of the distribution of the Shares will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

(w) The Company and its Subsidiaries are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations and non-governmental requirements relating to the protection of human health, safety, and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental, Health and Safety Requirements"), except where any such noncompliance with Environmental, Health and Safety Requirements would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The term Environmental Health and Safety Requirements shall include, without limitation, requirements administered, imposed, or enforced by the U.S. Environmental Protection Agency ("EPA"), the U.S. Food and Drug Administration ("FDA"), or the U.S. Department of Agriculture ("U.S.D.A."), any corresponding or delegated state agency, and any non-governmental organization from which the Company or its subsidiaries have applied for or obtained formal certification or registration, which requirements govern the use and operation of the Company's processes, facilities and equipment, whether or not those requirements are imposed on the
Company directly.   The term "Hazardous Material" means (A) any "hazardous
substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental, Health and Safety Requirement.

(x) The Company and its Subsidiaries have received all necessary permits, licenses, certifications, registrations or other approvals under applicable Environmental, Health and Safety Requirements to conduct their respective businesses and are in compliance in all material respects with all terms and conditions of permits, licenses, certifications, registrations or approvals issued with respect to such businesses, except where failure to receive required permits, licenses, certifications, registrations or other approvals or failure to comply with the terms and conditions of such permits, licenses, certifications, registrations or other approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor its Subsidiaries has received any notice or other communication alleging that any of them is not in compliance with any Environmental, Health and Safety Requirement, except where any such noncompliance with Environmental, Health and Safety Requirements would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor its Subsidiaries has generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released, or disposed of any Hazardous Material (whether lawfully or unlawfully) at any site owned, leased, occupied, or controlled by the Company or its Subsidiaries on or at any time prior to the Closing Date. There are not and have not been any releases by the Company of any Hazardous Material in any quantity at, on, under, from, or in the vicinity of any such site.

(y) To the Company's knowledge, except as set forth in the Registration Statement and the Prospectus there are no costs and liabilities associated with or arising in connection with Environmental, Health and Safety Requirements or Radiological Health and Safety Requirements (as defined below) as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate have a material adverse effect on the earnings, business, properties, financial condition or operations of the Company and its Subsidiaries, taken as a whole. There are no circumstances that may prevent or interfere with the Company and its Subsidiaries compliance with any material Environmental, Health and Safety Law.

(z) The Company maintains insurance with respect to its properties and business of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

(aa) The Company has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"); and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company for which adequate reserves have not been established. There are no tax returns of the Company or any of its Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any Subsidiary has received notice), where the findings of such audit, if adversely determined, would reasonably be expected to result in a material adverse effect on the earnings, business, properties, financial condition or operations of the Company and its Subsidiaries, taken as a whole.

(bb) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that would reasonably be expected to materially adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

(cc) The Company and its Subsidiaries are in compliance in all material respects with any and all applicable regulatory standards relating to radiological health and safety, as administered by the NRC or the Agreement States (as defined below). The term "Radiological Health and Safety Requirements" shall include, without limitation, requirements administered, imposed or enforced by the U.S. Nuclear Regulatory Commission ("NRC") or any corresponding or delegated state agency (the "Agreement States"), which requirements govern the use and operation of the Company's processes, facilities and equipment, whether or not these requirements are imposed on the Company directly, which are enforced by the NRC pursuant to the Atomic Energy Act of 1954, as amended, Chapter 10 of the Code of Federal Regulations as applicable, or the equivalent thereto as administered and enforced by the Agreement States.

(dd) The Company and its Subsidiaries have received all necessary permits, licenses, certifications, registrations or other approvals under applicable Radiological Health and Safety Requirements to conduct their respective businesses and are in compliance, in all material respects, with the terms and conditions of permits, licenses, certifications, registrations or approvals issued with respect to such businesses, except where failure to receive required permits, licenses, certifications, registrations or other approvals or failure to comply with the terms and conditions of such permits, licenses, certifications, registrations or other approvals would not, singly or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor its Subsidiaries has received any notice that any of them is not in compliance, in all material respects, with applicable Radiological Health and Safety Requirements as administered by the NRC or the Agreement States, except for any such noncompliance with Radiological Health and Safety Requirements which would not singly or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as set forth in the Registration Statement and the Prospectus, there are not and have not been any releases of any radioactive or radiological material, substance, waste, or by-product in a quantity or manner not permitted by the NRC or the Agreement States on, under, from or in the vicinity of any site owned, leased, occupied or controlled by the Company or its Subsidiaries.

(ee) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4. Representations and Warranties by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter that:

(a) Such Selling Stockholder has full power and authority to enter into this Agreement and the Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of this Agreement and Power of Attorney, and for the execution of this Agreement by or on behalf of such

Selling Stockholder, have been given. Each of the Agreement and Power of Attorney and this Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms hereof.

(b) Such Selling Stockholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances and claims whatsoever and (ii) full legal right and power, and all authorization and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make to representations, warranties and agreements made by such Selling Stockholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Stockholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

(c) On the Closing Date and the Option Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Stockholders to the several Underwriters hereunder will have been fully paid or provided for by the Selling Stockholders and all laws imposing such taxes will have been fully complied with.

(d) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, the organizational documents of such Selling Stockholder or any contract or other agreement to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its property is bound or affected, or under any ruling, decree, judgment, order, statute, rule or regulation of any court or other governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder.

(e) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions on its part contemplated herein and in the Agreement and Power of Attorney, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Stockholder.

(f) Such Selling Stockholder has no knowledge of any material fact or condition not set forth in the Registration Statement or the Prospectus which has adversely affected, or may adversely affect, the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, and the sale of the Shares proposed to be sold by such Selling Stockholder is not prompted by any such knowledge.

(g) All information with respect to such Selling Stockholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply with all applicable provisions of the Act and the Rules and Regulations, contains and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations, and does not and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h) To the best knowledge of such Selling Stockholder, the representations and warranties of the Company contained in Section 3 are true and correct.

(i) Other than as permitted by the Act and the Rules and Regulations, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering sale of the Shares. Such Selling Stockholder has not taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j) Certificates in negotiable form for the Firm Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Firm Shares under this Agreement, under the Agreement and Power of Attorney which appoints ______________ as custodian (the "Custodian") for each Selling Stockholder. Such Selling Stockholder agrees that the Shares represented by the certificates held in custody for him or it under the Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Committee, the Underwriters, each other Selling Stockholder and the Company, that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Committee by such Selling Stockholder are irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Committee and the Custodian pursuant to the Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof.

5. Agreements of the Company and the Selling Stockholders. The Company and the Selling Stockholders (as to Sections 5(i), (j), (k), (m), (o) (p), (q) and (r)) agree severally and not jointly with the several Underwriters as follows:

(a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the

Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.

(c)      The Company will furnish to the Representatives, without charge, two
(2) signed copies of the Registration Statement and of any post- effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, one (1) copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

(f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such United States and foreign jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

(h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Selling stockholders, jointly and severally, will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (4) the listing of the Shares on the Nasdaq National Market, (5) any filings required to be made by the Underwriters with the NASD, and the reasonable fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) counsel to the Company and counsel to the Selling Stockholders,
(8) the transfer agent for the Shares and (9) the Accountants. It is understood, however, that except as provided in this Section 5 and Section 6 entitled "Indemnification," the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel (except as otherwise provided in clauses (5) and (6) above), stock transfer taxes payable on resale of any of the shares by them, any marketing expenses connected with any offers they may make and the underwriters' expenses related to the "road show."

(j) If this Agreement shall be terminated by the Company or the Selling Stockholders pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations hereunder, the Company and the Selling Stockholders, jointly and severally, will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

(k) The Company and the Selling Stockholders will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(l) The Company intends to apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(m) During the period of 75 days commencing at the date of the Prospectus, the Company and the Selling Stockholders will not, without the prior written consent of PaineWebber Incorporated, directly or indirectly, offer to sell, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock, other than to the Underwriters pursuant to this Agreement and other than pursuant to employee benefit plans.

(n) The Company will not, and will cause each of its executive officers, directors and each beneficial owner of more than 5% of the outstanding shares of Common Stock to enter into agreements with the Representatives in the form set forth in Exhibit C to the effect that they will not, for a period of 75 days after the date of the Prospectus, without the prior written consent of PaineWebber Incorporated, directly or indirectly, offer to sell, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or rights to acquire such shares (other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements).

(o) The Selling Stockholders will not, for a period of 75 days after the commencement of the public offering of the Shares, without the prior written consent of the Representatives, sell, contract to sell or otherwise dispose of any shares of Common Stock, other than pursuant to bona fide gifts to persons who agree in writing with the Representatives to be bound by the provisions of this Section 5(o).

(p) The Selling Stockholders will not, without the prior written consent of the Representatives, make any bid for or purchase any shares of Common Stock during the 75-day period following the date hereof.

(q) As soon as any Selling Stockholder is advised thereof, such Selling Stockholder will advise the Representatives and confirm such advice in writing,
(1) of receipt by such Selling Stockholder, or by any representative of such Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Stockholders in connection with the transactions contemplated by this Agreement and (2) of the happening of any event during the period from and after the Effective Date that in the judgment of such Selling Stockholder makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(r) The Selling Stockholders will deliver to the Representatives prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

6. Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

(a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

(b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date, as the case may be, and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Vice President of Finance of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, properties, management, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental or regulatory action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

(d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, to the Company's knowledge, there shall have been no litigation or other proceeding instituted or threatened in writing against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, governmental or industry regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would reasonably be expected to materially and adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

(e) Each of the representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and the Selling Stockholders and all conditions herein contained to be fulfilled or complied with by the Company and the Selling Stockholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, satisfactory in form and substance to counsel for the Underwriters, from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, to the effect set forth in Exhibit D.

(g) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Morrison & Foerster LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

(h) The Representatives shall have received an opinion, dated the Option Closing Date, of Hutchins, Wheeler & Dittmar, P.C., counsel for the Selling Stockholders, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, to the effect set forth in Exhibit E.

(i) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from each of (i) Hogan & Hartson, L.L.P., FDA special counsel to the Company, to the effect set forth in Exhibit F, (ii) Lowenstein and Sandler, New Jersey environmental special counsel to the Company, to the effect set forth in Exhibit G, and (iii) Akin, Gump, Strauss, Hauer and Feld, NRC special counsel to the Company, to the effect set forth in Exhibit H, which opinions shall be satisfactory in all respects to the Representatives.

(j) On the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

(k) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Vice President of Finance of the Company, on behalf of the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

(iii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with or waived by the Representatives; and

(iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, properties, management, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus;

and such other matters as the Representatives may reasonably request.

(l) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 5(n).

(m) The Shares shall be qualified for sale in such states and other jurisdictions as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

(n) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

(o) The National Association of Securities Dealers, Inc. shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

(p) At the Closing Date or the Option Closing Date, as the case may be, there shall have been furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by or on behalf of each of the

Selling Stockholders, in form and substance satisfactory to the Representatives, to the effect that the representations and warranties of each of the Selling Stockholders contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Stockholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

7.       Indemnification.

(a) Each of the Company and the Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any application or other document executed by or on behalf of the Company or the Selling Stockholders or based on written information furnished by or on behalf of the Company or the Selling Stockholders filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such underwriter through its gross negligence or willful misconduct); provided that the Company and the Selling Stockholders will not be liable to the extent that such loss, claim, liability, expense or damage (A) arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration

Statement, any preliminary prospectus or the Prospectus or (B) results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, a preliminary prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if the Company and the Selling Stockholders shall sustain the burden of proving that (i) the Underwriters sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) and (ii) the Company or the Selling Stockholders had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Company or any Selling Stockholder might otherwise have. The Company and each of the Selling stockholders hereby acknowledges and agrees that its indemnification obligations in this Section 7(a) shall be without limit with respect to all such losses, claims, liabilities, expenses or damages arising in connection with the offer and sale of any of the Shares, including, without limitation, the Option Shares, and the Company and the Selling Stockholders further acknowledge and agree that such indemnification is in the Company's and the Selling Stockholders' interest and necessary in order to induce the Underwriters to enter into this Agreement and to offer and sell the Shares.

(b) Each Underwriter will indemnify and hold harmless the Company, the Selling Stockholders, each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

(c) Any party that proposes to assert the right to be indemnified under this Section 7 will promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7 notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Stockholders or the Underwriters, the Company, the Selling Stockholders and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Stockholders from persons other than the Underwriters, such as persons who control the Company or the Selling Stockholders within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company or the Selling Stockholders and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus and the footnotes thereto. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7 (d). Except for a settlement entered into pursuant to the last sentence of Section 7 (c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company or any Selling stockholders, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the Company's business, properties, business prospects, condition (financial or otherwise) or results of operations, (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD, by an exchange that lists the Shares or by the Nasdaq Stock Market, (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

9. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter, without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 4020 Clipper Court, Fremont, California 94538-6540, Attention: President, (b) if to the Selling Stockholders, in care of Arthur C. Rinsky, Esq., 400 Hamilton Avenue, Palo Alto, California 94301, or (c) if to the Underwriters, to the Representatives at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Selling Stockholders and the Company and of the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

         All representations, warranties and agreements of the Company and the Selling Stockholders contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

         Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         The Company, the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives, the Selling Stockholders and the Company.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                       Very truly yours,

                                       The Company:

                                       STERIGENICS INTERNATIONAL, INC.

                                       By: _______________________________
                                           Title:





                                       The Selling Stockholders:



                                       [_________________________________]





                                       By: _______________________________
                                           Title:



                                       [_________________________________]





                                       By: _______________________________
                                           Title:



                                       [_________________________________]



                                       By:  ______________________________
                                            Title:

Confirmed as of the date first
above mentioned:

The Representatives:

PAINEWEBBER INCORPORATED
PIPER JAFFRAY INC.
Acting on behalf of themselves and as the Representatives of the other several
Underwriters named in Schedule I hereof.


PAINEWEBBER INCORPORATED
By: _____________________________
     Title:

PIPER JAFFRAY INC.
By: _____________________________
     Title:

                                   SCHEDULE I
                                  UNDERWRITERS


                                                              Number of
 Name of Underwriters                                         Firm Shares
                                                              to be Purchased

                                  SCHEDULE II
                              SELLING STOCKHOLDERS



                                                           Number
   Name of                                                 of Firm
Selling Stockholders                                       Shares to be Sold

                                   EXHIBIT A

                        STERIGENICS INTERNATIONAL, INC.

                         PRICE DETERMINATION AGREEMENT



February __, 1998



PAINEWEBBER INCORPORATED
PIPER JAFFRAY INC.
As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019



Dear Sirs:



         Reference is made to the Underwriting Agreement, dated February __, 1998 (the "Underwriting Agreement"), among SteriGenics International, Inc., a Delaware corporation (the "Company"), the Selling Stockholders named in
Schedule II thereto or hereto (the "Selling Stockholders") and the several Underwriters named in Schedule I thereto or hereto (the "Underwriters"), for whom PaineWebber Incorporated and Piper Jaffray Inc. are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company and the Selling Stockholders, subject to the terms and conditions set forth therein, of an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's common stock, $0.001 par value per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

         The public offering price per share for the Firm Shares shall be $[_____].

         The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $[_____] representing an amount equal to the public offering price set forth above, less $[_____] per share.

         The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         The Selling Stockholders represent and warrant to each of the Underwriters that the representations and warranties of the Selling Stockholders set forth in Section 4 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.


                                           Very truly yours,



                                           STERIGENICS INTERNATIONAL, INC.



                                           By: ________________________________
                                               Title:



                                               [____________________________]



                                           By: ________________________________
                                               Title:



                                               [____________________________]



                                           By: ________________________________
                                               Title:



                                               [____________________________]



                                           By: ________________________________
                                               Title:

Confirmed as of the date

  first above mentioned:





PAINEWEBBER INCORPORATED
PIPER JAFFRAY INC.
Acting on behalf of themselves
and as the Representatives
of the other several Underwriters
named in Schedule I hereof.



PAINEWEBBER INCORPORATED





By: ________________________________
    Title:





PIPER JAFFRAY INC.





By: ________________________________
    Title:

                                   EXHIBIT B

                    CUSTODY AGREEMENT AND POWER OF ATTORNEY

                                   EXHIBIT C

                                                             January 29, 1998



PAINEWEBBER INCORPORATED
PIPER JAFFRAY INC.
As Representative of the
 several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019



Dear Sirs:



         In consideration of the agreement of the several Underwriters, for which PaineWebber Incorporated and Piper Jaffray Inc. (the "Representatives") intend to act as Representatives to underwrite a proposed public offering (the "Offering") of shares of Common Stock (the "Common Stock") of Sterigenics International, as contemplated by a registration statement with respect to such shares to be filed with the Securities and Exchange Commission on Form S-1 on or about February __, 1998, the undersigned hereby agrees that the undersigned will not, for a period of 75 days after the commencement of the public offering of such shares, without the prior written consent of PaineWebber Incorporated, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934).

                                         Very truly yours,


                                         By:________________________________


                                         Print Name:________________________

                                    EXHIBIT D



                               Form of Opinion of

                             Counsel to the Company



         1. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is the sole record owner and, to our knowledge, the sole beneficial owner of all of the capital stock of each of its Subsidiaries.

         2. All of the outstanding shares of Common Stock have been, and the Shares, when paid for by the Underwriters in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right under
(i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Company's certificate of incorporation or by-laws or (iii) any instrument, document, contract or other agreement referred to in the Registration Statement or any instrument, document, contract or agreement filed as an exhibit to the Registration Statement. Except as described in the Registration Statement or the Prospectus, to the best of our knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

         3. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby [or, if so required, all such consents, approvals, authorizations and orders, [specifying the same] have been obtained and are in full force and effect], except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company. All references in this opinion to the Agreement shall include the Price Determination Agreement.

         4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The description of the Common Stock contained in the Prospectus is complete and accurate in all material respects. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

         5. The Registration Statement and the Prospectus comply in all material respects as to form with the requirements of the Act and the Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus.

         6. To the best of our knowledge, any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

         7. To the best of our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

         8. To the best of our knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Company and the Subsidiaries, taken as a whole.

         9. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown.

         10. The Company has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company[, is a valid and binding agreement of the Company and, except for the indemnification and contribution provisions thereof, as to which we express no opinion, is enforceable against the Company in accordance with the terms thereof].

         11. The execution and delivery by the Company of, and the performance by the Company of its agreements in, the Agreement do not and will not (i) violate the certificate of incorporation or by-laws of the Company,
(ii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (y) any voting trust arrangement or any contract or other agreement to which the Company is a party that restricts the ability of the Company to issue securities and of which we have knowledge or (z) any Document filed as an exhibit to the Registration Statement, (iii) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of any statute or regulation in the States of Delaware, California, [New Jersey, ____________ or ____________] or of the United States.

         12. Delivery of certificates for the Shares will transfer valid and marketable title thereto to each Underwriter that has purchased such Shares in good faith and without notice of any adverse claim with respect thereto.

         13. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         14. The Shares have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         15. We hereby confirm to you that we have been advised by the Commission that the Registration Statement has become effective under the Act and that no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated.

         16. We hereby further confirm to you that there are no actions, suits, proceedings or investigations pending or, to our knowledge, overtly threatened in writing against the Company or any of its Subsidiaries, or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of the Agreement, (ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages in excess of $50,000 or seek to impose criminal penalties upon the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such and of which we have knowledge or (v) seek to enjoin any of the business activities of the Company or any of its Subsidiaries or the transactions described in the Prospectus and of which we have knowledge.

         17. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         18. We have participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, nothing has come to our attention that causes us to believe that, both as of the Effective Date and as of the Closing Date and the Option Closing Date, the Registration Statement or any amendment thereto contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto, at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, at the Closing Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus [or incorporated by reference therein).

         [The foregoing opinion is subject to the qualification that the enforceability of the Agreement may be: (i) subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.]

         This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 5(g) of the Agreement.

         In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States and the State of California and the General Corporation Law of the State of Delaware, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date.

                                   EXHIBIT E

                                Form of Opinion
                               of Counsel to the
                              Selling Stockholders

         1. Each of the Selling Stockholders has full power and authority to enter into the Agreement and the Agreement and Power of Attorney and to sell, transfer and deliver such Shares pursuant to the Agreement and the Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery of the Agreement and the Agreement and Power of Attorney on behalf of each of the Selling Stockholders has been given. The delivery of the Shares on behalf of the Selling Stockholders pursuant to the terms of the Agreement and payment therefor by the Underwriters will transfer good and marketable title to the Shares to the several Underwriters purchasing the Shares, free and clear of all liens, encumbrance and claims whatsoever.

         2. Each of the Agreement and the Agreement and Power of Attorney has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders, is a valid and binding agreement of each Selling Stockholder and, except for the indemnification and contribution provisions of the Agreement, the Agreement and the Agreement and Power of Attorney are enforceable against the Selling Stockholders in accordance with the terms thereof.

         3. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by or on behalf of the Selling Stockholders, in connection with the execution, delivery and performance of the Agreement1/ and the Agreement and Power of Attorney by or on behalf of the Selling Stockholders or in connection with the taking by or on behalf of the Selling Stockholders of any action contemplated thereby [or, if so required, all such consents, approvals, authorizations and orders [specifying the same] have been obtained and are in full force and effect], except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Stockholders.

         4. The execution and delivery by the Selling Stockholders of, and the performance by the Selling Stockholders of their agreements in, the Agreement and the Agreement and Power of Attorney, do not and will not (i) violate the certificate of incorporation or by-laws of any corporate Selling Stockholder, (ii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of any Selling Stockholder pursuant to the terms of, (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (y) any voting trust





__________________________________

1/       All references in this opinion to the Agreement shall include the
Price Determination Agreement.

arrangement or any contract or other agreement to which any Selling Stockholder is a party that restricts the ability of any such Selling Stockholder to issue securities and of which we have knowledge or (2) any other contract or other agreement of which we have knowledge, (iii) breach or otherwise violate any existing obligation of any Selling Stockholder under any court or administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of any statute or regulation in the State of California or of any federal statute or regulation of the United States.

         5. There are no transfer or similar taxes payable in connection with the sale and delivery of the Shares by the Selling Stockholders to the several Underwriters, except as specified in such opinion.